UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2015

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	000-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

The Company is announcing today that the Board of Directors (the “Board”) of the Company has decided to postpone the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”), which was originally scheduled to be held at 8:30 a.m. Central Time on March 10, 2015.

The decision to postpone the Annual Meeting follows a statement from the Securities and Exchange Commission (the “SEC”) on January 16, 2015, which retracted a prior statement from December 1, 2014, concerning exclusion of a shareholder proposal on the basis of a conflicting Company proposal.  The Company had planned to file its definitive proxy on January 22, 2015, a date which would have ensured all applicable deadlines for the March 10, 2015 Annual Meeting were met and that a quorum was obtained.  Given this reversal by the SEC, the postponement of the Annual Meeting is necessary to ensure the Company can meet applicable deadlines and allow the Board adequate time to review and evaluate the Company’s alternatives.

The Company will announce the Annual Meeting’s new date, time and related deadlines after a final decision has been made.  The Company will subsequently file and mail proxy materials as required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Flanagan
Date: February 13, 2015		Glenda Flanagan
Executive Vice President and Chief Financial Officer